Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2013 Fourth Quarter and Year-End Results

SCOTTSDALE, ARIZ. - December 3, 2013 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the fourth quarter ended September 30, 2013 of $95.8 million, a 5.4 percent decrease from $101.3 million for the fourth quarter of the prior year. Net income for the fourth quarter ended September 30, 2013 was $0.9 million, or 4 cents per diluted share, compared to $1.6 million, or 6 cents per diluted share, for the fourth quarter ended September 30, 2012. Severance costs of $1.6 million (pre-tax), primarily related to the announced retirement of our Chairman of the Board, impacted diluted earnings per share by approximately 3 cents for the quarter.

Revenues for the year ended September 30, 2013 were $380.3 million, an 8 percent decrease from $413.6 million for the year ended September 30, 2012. Net income for the year ended September 30, 2013 was $3.8 million, or 15 cents per diluted share, compared to $9.0 million, or 36 cents per diluted share, for the year ended September 30, 2012.

Return on equity for the trailing four quarters ended September 30, 2013 was 2.7 percent compared to 6.2 percent for the trailing four quarters ended Sept. 30, 2012.

“We were pleased to see new student start growth in the fourth quarter in excess of 9%,” said Kim McWaters, chief executive officer. “Despite the economic headwinds throughout the year, we successfully generated more quality inquiries at a lower cost, grew applications across all student segments and improved our consolidated graduate employment rate by 300 basis points to 85%.  We expanded training programs with Mercedes Benz and Porsche and added two new manufacturer partners with GM and Peterbilt.  As we look to 2014, our focus is on rebuilding our student population, continuing to improve our student outcomes and delivering enhanced operating results.”

Student Metrics

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2013	2012	2013	2012
	(Rounded to hundreds)
Total starts	6,900	6,300	15,000	15,700
Average undergraduate full-time student enrollment	14,600	15,600	15,000	16,500
End of period undergraduate full-time student enrollment	16,300	17,000	16,300	17,000

New student starts increased by approximately 9.5% for the fourth quarter ended September 30, 2013 compared with the same quarter last year, due to an increase in the number of students scheduled to start and one additional start date during the quarter. We anticipate new student starts to be up slightly for the six months ending December 31, 2013.

Fourth Quarter Operating Performance

For the fourth quarter of 2013, revenues were $95.8 million, a 5.4 percent decrease from $101.3 million for last year's fourth quarter. The decrease in revenues primarily related to a decrease of 6.4 percent in average undergraduate full-time student enrollment. The decrease was partially offset by an increase in revenue per student. During the fourth quarter of 2013 and 2012, tuition excluded $4.1 million and $4.0 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the fourth quarter of 2013 were $1.4 million and 1.5 percent, respectively, compared to operating income and margin of $2.3 million and 2.2 percent, respectively, in the same period last year. The decreases were primarily attributable to the decrease in revenues and were partially offset by decreases in compensation and advertising expense.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter of 2013 was $7.1 million compared to $8.4 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Year Operating Performance
Revenues for the year ended September 30, 2013 were $380.3 million, an 8 percent decrease from $413.6 million for the year ended September 30, 2012.

Operating income and margin for the year ended September 30, 2013 were $5.9 million and 1.6 percent, respectively, compared to $14.1 million and 3.4 percent, respectively, for the year ended September 30, 2012. The decreases in operating income and margin were related to the decrease in revenues, partially offset by decreases in compensation and advertising expense. The severance costs related to the retirement of the Chairman of the Board of Directors impacted diluted earnings per share by approximately 4 cents for the year.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the year ended September 30, 2013 was $29.8 million compared to $39.5 million for the year ended September 30, 2012. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $97.4 million at September 30, 2013, compared to $101.7 million at Sept. 30, 2012. At September 30, 2013, shareholders' equity totaled $138.8 million as compared to $146.1 million at Sept. 30, 2012. We paid cash dividends of $0.10 per common share quarterly for an aggregate payment of approximately $9.8 million.

We purchased 561,400 shares of stock during the year ended September 30, 2013 at an average price per share of $9.62 for a total cost of approximately $5.4 million pursuant to the previously announced share repurchase plan. During the three months ended September 30, 2013, we purchased an immaterial number of shares.

Cash flow provided by operating activities was $21.4 million for the three months ended September 30, 2013, compared to $9.3 million for the three months ended September 30, 2012. Cash provided by operating activities was $26.7 million for the year ended September 30, 2013 compared to $18.5 million for the year ended September 30, 2012.

2014 Outlook
In line with our previous guidance, we expect new student start growth over the six month period ending December 31, 2013.  The growth we experienced in new student starts during the fourth quarter of 2013 should offset the decline we now anticipate for the first quarter of 2014, due primarily to one less start date.  For the year ending September 30, 2014, we expect high single digit growth in applications and yet with the time lag for conversions, we expect relatively flat new student starts. With a focus on persistence and helping students overcome macro-economic headwinds with increased use of scholarships and smaller tuition increases, we expect a low single digit level of revenue growth. Despite these challenges, with a continuation of our focus on efficiencies and student outcomes, we believe we will be able to achieve meaningful growth in operating results.

Conference Call
Management will hold a conference call to discuss the 2013 fourth quarter results today at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through December 14, 2013 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10037253.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 170,000 graduates in its 48-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2013	2012	2013	2012
	(In thousands, except per share amounts)
Revenues	$95,798	$101,284	$380,268	$413,552
Operating expenses:
Educational services and facilities	50,252	54,204	199,540	211,979
Selling, general and administrative	44,142	44,825	174,799	187,458
Total operating expenses	94,394	99,029	374,339	399,437
Income from operations	1,404	2,255	5,929	14,115
Other income:
Interest income, net	54	89	234	302
Other income	194	173	655	545
Total other income, net	248	262	889	847
Income before income taxes	1,652	2,517	6,818	14,962
Income tax expense	780	909	3,008	5,930
Net income	$872	$1,608	$3,810	$9,032
Earnings per share:
Net income per share - basic	$0.04	$0.06	$0.16	$0.37
Net income per share - diluted	$0.04	$0.06	$0.15	$0.36
Weighted average number of shares outstanding:
Basic	24,479	24,764	24,515	24,711
Diluted	24,746	25,014	24,704	24,937
Cash dividends declared per common share	$0.10	$0.10	$0.40	$0.30

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Sept. 30, 2013	Sept. 30, 2012
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$35,657	$45,665
Restricted cash	5,748	104
Investments, current portion	57,531	51,455
Receivables, net	11,406	14,910
Deferred tax assets, net	7,452	7,977
Prepaid expenses and other current assets	15,553	14,873
Total current assets	133,347	134,984
Investments, less current portion	4,188	4,533
Property and equipment, net	103,070	91,939
Goodwill	20,579	20,579
Deferred tax assets, net	8,835	5,576
Other assets	9,444	10,547
Total assets	$279,463	$268,158

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$39,229	$40,865
Deferred revenue	46,890	52,564
Accrued tool sets	3,971	4,264
Income tax payable	79	744
Other current liabilities	2,192	1,003
Total current liabilities	92,361	99,440
Deferred rent liability	11,932	12,946
Construction liability	27,632	2,421
Other liabilities	8,768	7,266
Total liabilities	140,693	122,073

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 30,535,847 shares issued and 24,643,520 shares outstanding as of September 30, 2013 and 30,222,132 shares issued and 24,891,205 shares outstanding as of September 30, 2012	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Paid-in capital	171,087	166,970
Treasury stock, at cost, 5,892,327 shares as of September 30, 2013 and 5,330,927 as of September 30, 2012	(89,346)	(83,924)
Retained earnings	57,026	63,036
Total shareholders’ equity	138,770	146,085
Total liabilities and shareholders’ equity	$279,463	$268,158

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended Sept. 30,
	2013	2012
	(In thousands)
Cash flows from operating activities:
Net income	$3,810	$9,032
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,156	23,819
Amortization of held-to-maturity investments	2,023	1,757
Bad debt expense	4,762	5,790
Stock-based compensation	6,224	6,492
Excess tax benefit from stock-based compensation	—	(159)
Deferred income taxes	(3,793)	(8,490)
Training equipment credits earned, net	(1,926)	(1,127)
Loss on disposal of property and equipment	184	203
Changes in assets and liabilities:
Receivables	(1,258)	(10,109)
Prepaid expenses and other current assets	1,486	(3,520)
Other assets	(1,223)	(1,227)
Accounts payable and accrued expenses	(700)	3,037
Deferred revenue	(5,674)	(8,830)
Income tax payable/receivable	(665)	(1,288)
Accrued tool sets and other current liabilities	896	(96)
Deferred rent liability	(1,014)	1,147
Other liabilities	1,445	2,078
Net cash provided by operating activities	26,733	18,509
Cash flows from investing activities:
Purchase of property and equipment	(9,352)	(11,342)
Proceeds from disposal of property and equipment	54	6
Purchase of investments	(111,848)	(92,503)
Proceeds received upon maturity of investments	104,094	90,640
Proceeds from note receivable	—	615
Investment in joint venture	—	(4,000)
Restricted cash	(3,709)	—
Net cash used in investing activities	(20,761)	(16,584)
Cash flows from financing activities:
Payment of cash dividends	(9,820)	(7,425)
Payment of payroll taxes on stock-based compensation through shares withheld	(1,263)	(1,365)
Proceeds from issuance of common stock under employee plans	525	550
Excess tax benefit from stock-based compensation	—	159
Purchase of treasury stock	(5,422)	(1,849)
Net cash used in financing activities	(15,980)	(9,930)
Net decrease in cash and cash equivalents	(10,008)	(8,005)
Cash and cash equivalents, beginning of period	45,665	53,670
Cash and cash equivalents, end of period	$35,657	$45,665

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2013	2012	2013	2012
	(In thousands)
Net income	$872	$1,608	$3,810	$9,032
Interest income, net	(54)	(89)	(234)	(302)
Income tax expense	780	909	3,008	5,930
Depreciation and amortization	5,499	6,021	23,251	24,831
EBITDA	$7,097	$8,449	$29,835	$39,491

Reconciliation of Earnings Per Share Impact of Severance Costs

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2013	2012	2013	2012
	(In thousands)
Net income , as reported	$872	$1,608	$3,810	$9,032
Severance costs	1,558	1,905	1,558	1,905
Less: tax effects of severance costs	(608)	(743)	(608)	(743)
Net income, adjusted for severance costs	$1,822	$2,770	$4,760	$10,194

Diluted earnings per share, as reported	$0.04	$0.06	$0.15	$0.36
Diluted earnings per share, adjusted for severance costs	$0.07	$0.11	$0.19	$0.41

Diluted weighted average shares outstanding	24,746	25,014	24,704	24,937

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2013	2012	2013	2012
	(In thousands)
Salaries expense	$41,729	$42,480	$160,272	$166,027
Employee benefits and tax	7,295	8,187	32,152	34,414
Bonus expense	761	463	3,725	7,839
Stock-based compensation	1,788	1,104	6,224	6,492
Total compensation and related costs	$51,573	$52,234	$202,373	$214,772

Occupancy expense	$10,135	$10,063	$39,690	$39,227
Bad debt expense	$1,083	$729	$4,762	$5,175
Depreciation and amortization expense	$5,499	$6,021	$23,251	$24,831
Legal expense	$1,028	$718	$2,431	$2,639

Graduate Employment Rate

	Twelve Months Ended Sept. 30,
	2012	2011

Graduate employment rate	85%	82%
Graduates	12,200	13,600
Graduates available for employment	11,400	12,800
Graduates employed	9,600	10,500

The employment calculation is based on all graduates, including those that completed manufacturer specific advanced training programs, from October 1, 2011 to September 30, 2012 and October 1, 2010 to September 30, 2011, respectively, excluding graduates not available for employment because of continuing education, military service, health, incarceration, death or international student status.

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